UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2010, Curis, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which its stockholders approved the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) and the Company’s 2010 Employee Stock Purchase Plan (the “2010 ESPP”). The Board of Directors of the Company (the “Board”) adopted the 2010 Plan and the 2010 ESPP on April 6, 2010, subject to stockholder approval.

The summaries of the 2010 Plan and the 2010 ESPP below do not purport to be complete and are qualified in their entirety by reference to the full text of the 2010 Plan and 2010 ESPP, both of which are incorporated herein by reference to Exhibits A and B, respectively, to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2010.

2010 Stock Incentive Plan

Number of Shares Available for Award

Up to 6,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) may be issued pursuant to awards granted under the 2010 Plan.

The 2010 Plan uses a “fungible share” concept under which each share of stock subject to awards granted as options and stock appreciation rights (“SARs”), cause one share per share under the award to be removed from the available share pool, while each share of stock subject to awards granted as restricted stock, restricted stock units, other stock-based awards or performance awards where the price charged for the award is less than 100% of the fair market value of the Company’s Common Stock will cause 1.22 shares per share under the award to be removed from the available share pool. Shares covered by awards under the 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards, and cash-based awards as described below (collectively, the “Awards”).

Incentive Stock Options and Non-statutory Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only with an exercise price that is equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of the Company may not have an exercise price that is less than 110% of the fair market on the date of grant. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2010 Plan permits the following forms of payment of the exercise price of options:

•	cash or check;

•

subject to certain conditions, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

•	subject to certain conditions, delivery of shares of Common Stock owned by the participant valued at their fair market value;

•	to the extent provided for in the applicable nonstatutory stock option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company;

•	any other lawful means; or

•	any combination of these forms of payment.

An option that vests solely based on the passage of time will not vest earlier than the first anniversary of its date of grant, unless the option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. Notwithstanding the foregoing, the Board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, if the participant dies or becomes disabled, the participant’s employment by or service to the Company is terminated under specified circumstances, or in the event of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

Stock Appreciation Rights

An SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the measurement price specified in the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price may be not less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards

Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards

Restricted stock unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest, or on a deferred basis, pursuant to the terms and conditions established by the Board.

Other Stock-Based Awards

Under the 2010 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Board may also grant performance awards or cash-based awards.

Performance Conditions

The compensation committee may determine, at the time of grant, that a restricted stock Award or other stock-based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance Awards can also provide for cash payments of up to $1,000,000 per calendar year per individual. The performance criteria for each such Award will be based on one or more of the following measures:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

the achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings; and

•	achievement of balance sheet or income statement objectives or total stockholder return.

Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items,

•	gains or losses on the dispositions of discontinued operations,

•	the cumulative effects of changes in accounting principles,

•	the writedown of any asset, and

•	charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different Awards; may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and

will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and may not waive the achievement of the applicable performance measures except in the case of the participant’s death or disability or a change in control.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

The Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to the Company’s employees or those of its present or future parent or subsidiary corporations.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award.

Administration

The 2010 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan. The Board may construe and interpret the terms of the 2010 Plan and any Award agreements entered into under the 2010 Plan. Pursuant to the terms of the 2010 Plan, the Board may, subject to certain limitations, delegate authority under the 2010 Plan to one or more committees or subcommittees of the Board. Discretionary Awards to non-employee directors may be granted and administered only by the Board or a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules. Subject to certain limitations, the Board may delegate to one or more officers the power to grant options and other Awards that are treated as rights under Delaware law and to exercise such other powers under the 2010 Plan as the Board may determine.

Subject to any applicable limitations contained in the 2010 Plan, the Board or any committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines:

•	the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options (which may not be less than 100% of fair market value of the Common Stock);

•	the duration of options (which may not exceed 10 years); and

•

the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

The Board is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of the Company’s Common Stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	the Company’s liquidation or dissolution.

In connection with a Reorganization Event, the Board or the compensation committee may take any one or more of the following actions as to all or any outstanding Awards (other than restricted stock) on such terms as the Board or compensation committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised stock options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of the Company’s Common Stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or “Acquisition Price”, make or provide for a cash payment to an award holder equal to (i) the Acquisition Price times the number of shares of the Company’s Common Stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, the Company’s repurchase and other rights with respect to outstanding restricted stock shall inure to the benefit of its successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between the Company and a 2010 Plan participant, either initially or by amendment. Upon the occurrence of a Reorganization Event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or any other agreement between the Company and a 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as defined in the 2010 Plan), the vesting schedule of all options and restricted stock

Awards then outstanding shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested and/or free from restrictions and conditions on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option or restricted stock Award, with one-half of the number of shares that would otherwise have become vested and/or free from restrictions and conditions on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such option and restricted stock Award shall be immediately exercisable in full and/or free from restrictions and conditions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the Acquiring Corporation (as defined in the 2010 Plan) is terminated for Good Reason (as defined in the 2010 Plan) by the participant or is terminated without Cause (as defined in the 2010 Plan) by the Company or the Acquiring Corporation.

The Board may specify in an award at the time of grant the effect of a Change in Control Event on an SAR or other stock-based Award.

Except as described above, the Board or the compensation committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of the Company’s Common Stock covered by such award will again be available for grant under the 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2010 Plan. Substitute Awards will not count against the overall share limit or any sublimits under the 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless the Company’s stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a Change in Control Event), the 2010 Plan provides that the Company may not:

•	amend any outstanding stock option or SAR granted under the 2010 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award;

•	cancel for cash any options or SARs that then have exercise prices per share below the fair market value of the Company’s Common Stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Amendment or Termination

No Award may be made under the 2010 Plan after June 3, 2020 but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2010 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Subject to certain limitations, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option.

2010 Employee Stock Purchase Plan

Administration

The 2010 ESPP will be administered by the Board or by a committee appointed by the Board. The Board or such committee is authorized to make rules and regulations for the administration of the 2010 ESPP.

Eligibility

All of the Company’s employees are eligible to participate in the 2010 ESPP provided that they:

•	are customarily employed by the Company or a designated subsidiary for more than five months in a calendar year and for more than 20 hours a week;

•	have been employed by the Company or a designated subsidiary for at least six months prior to enrolling in the 2010 ESPP; and

•	are an employee of the Company’s or a designated subsidiary on the first day of the applicable offering period.

No employee will be eligible to participate in the 2010 ESPP if he or she owns five percent or more of the total combined voting power or value of the Company’s stock or that of any subsidiary immediately after the grant of an option under the 2010 ESPP. No employee may be granted an option under the 2010 ESPP which permits his or her rights to purchase Common Stock under the 2010 ESPP and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company’s and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of the Common Stock (determined at the date the option is granted) for each calendar year in which the option is outstanding at any time. The Company retains the discretion to determine which eligible employees may participate in an offering.

Offerings; Number and Purchase Price of Shares

The 2010 ESPP consists of semi-annual offerings, which commence on June 15 and December 15 (unless the Board or the committee provides for a different offering period, not to exceed 12 months). Each offering commencement period will begin a six-month offering period during which payroll deductions will be made and held for the purchase of shares at the end of that period.

Prior to each offering commencement date, an eligible employee may participate in the offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office. The form will authorize a regular payroll deduction from the employee’s compensation during the offering period. Unless an employee files a new form or withdraws from the 2010 ESPP, his or her deductions and purchases will continue at the same rate for future offerings as long as the 2010 ESPP remains in effect.

A total of up to 500,000 shares may be purchased under the 2010 ESPP. An employee may elect to have up to 15% deducted from his or her compensation for the purpose of purchasing stock under the 2010 ESPP (unless the Board or the committee, at its discretion, designates a lower maximum contribution rate) and the Company will maintain payroll deduction accounts for each employee based on his or her election. At the beginning of each offering period, each employee will be granted an option to purchase, on the last day of the offering period (the “Exercise Date”), at the applicable option price, the number of shares of Common Stock determined by dividing $2,083 by the number of full months in the offering period and dividing the result by the closing price of the Common Stock on the first day of the offering period. The Board or the committee will determine the option price for each offering period, which may be based on the lesser of the closing price of the Common Stock on the first business day of the offering period or the Exercise Date, or based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that the option price must be at least 85% of the applicable closing price. In the absence of an alternative determination by the Board or the committee, the option price will be 85% of the lesser of the closing price of the Common Stock on the first business day of the offering period or the Exercise Date. Each employee’s option will automatically be exercised on the Exercise Date using his or her payroll contributions, subject to the maximum share limit described above. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the next offering period. If the Company receives requests from employees to purchase more than the number of shares available during any offering period, the available shares will be allocated on a pro rata basis to subscribing employees.

An employee may decrease or discontinue his or her payroll deduction once during an offering period; however an employee may not increase his or her payroll deduction during an offering period. An employee may withdraw the entire balance in his or her account at any time prior to the close of business on the last business day in an offering period, but may not begin participation again for the remainder of the offering period. Partial withdrawals are not permitted. An employee may participate in any subsequent offering in accordance with the terms and conditions established by the Board or the committee. If an employee discontinues his or her payroll deductions but does not withdraw his or her funds, funds deducted prior to such election to discontinue will be applied to the purchase of Common Stock on the Exercise Date.

Termination of Employment or Death

If an employee’s employment terminates, including by death, prior to the last business day of an offering period, no payroll deduction will be taken from any pay due to the employee and the balance of the employee’s account will be paid to the employee or, in the event of the employee’s death, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed, to such person as the Company may designate.

Adjustments for Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend:

•	the number and class of securities available under the 2010 ESPP;

•	the share purchase limitations; and

•	the option price will be equitably adjusted to the extent determined by the Board or the committee.

Adjustments Upon Reorganization Event

The 2010 ESPP defines a “reorganization event” as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled;

•	any transfer or disposition of all of the Company’s Common Stock for cash, securities or other property pursuant to a share exchange transaction or other transaction; or

•	any liquidation or dissolution of the Company.

If a reorganization event occurs, the Board or the committee may take any one or more, or any combination, of the following actions as to outstanding options on such terms as the Board or the committee determines:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation;

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the committee in such notice (which date may not be less than 10 days preceding the effective date of the reorganization event);

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to employees on such date;

•

in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation of the event a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), designate the date of the consummation of the reorganization event as the last day of the offering period and make or provide for a cash payment to an employee equal to:

•

the Acquisition Price times the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the option price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable offering period for purposes of determining the option price, and where the number of shares that could be purchased is subject to the share purchase limitations described above, minus

•	the result of multiplying such number of shares by such option price;

•	provide that, in connection with the Company’s liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the option price thereof); and

•	any combination of the foregoing.

Termination and Amendment of Plan

The Board may at any time terminate, amend or suspend the 2010 ESPP. However, no amendment may be made to the 2010 ESPP without approval of the Company’s stockholders if approval of such amendment is required by Section 423 of the Code and no amendment may be made that would cause the 2010 ESPP to fail to comply with Section 423 of the Code. Upon termination of the 2010 ESPP, all amounts in the accounts of employees will be promptly refunded.

Forms of Equity Award Agreements under 2010 Plan

On June 3, 2010, the Board adopted the forms of incentive stock option agreement (the “Form ISO Agreement”), nonstatutory stock option agreement (the “Form NSO Agreement”) and restricted stock agreement (the “Form RSA”), pursuant to which Awards will be issued to directors, officers and employees of the Company under the 2010 Plan.

The Form ISO Agreement provides, among other things, that:

•	any portion of an option that is unvested at the time of an employee’s termination of service with the Company will be forfeited to the Company; and

•	any portion of an option that is vested but unexercised at the time of an employee’s termination of service with the Company may not be exercised after the first to occur of the following:

•	the expiration date of the option, which will be no later than ten years from the date of grant;

•	three months following the date of the termination of service for any reason other than cause, death or disability;

•	the date of the termination of service for cause; and

•	one year following the termination of service by reason of the employee’s death or disability.

The Form NSO Agreement provides, among other things, that:

•	any portion of an option that is unvested at the time of an employee’s termination of service with the Company will be forfeited to the Company; and

•	any portion of an option that is vested but unexercised at the time of an employee’s termination of service with the Company may not be exercised after the first to occur of the following:

•	the expiration date of the option, which will be no later than ten years from the date of grant;

•	three months following the date of the termination of service for any reason other than cause, death or disability;

•	the date of the termination of service for cause; and

•	one year following the termination of service by reason of the employee’s death or disability.

The Form RSA provides, among other things, that:

•	the Company will issue shares of the Company’s Common Stock to the recipient of the restricted stock award; and

•

any shares that are unvested at the time of the recipient’s termination of employment with the Company, unless such termination is due to the recipient’s death, disability or retirement, will be forfeited to the Company.

The foregoing descriptions of the Form ISO Agreement, Form NSO Agreement and Form RSA are qualified in their entirety by reference to the actual forms of incentive stock option agreement, nonstatutory stock option agreement and restricted stock agreement, which are attached hereto as exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 4, 2010, the Company announced that on June 3, 2010, the Board elected Dr. Marc Rubin as a Class II Director. Dr. Rubin was elected to serve until the 2013 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified. Dr. Rubin was elected upon the recommendation of the Nominating and Corporate Governance Committee, and has been elected to serve as a member of the Nominating and Corporate Governance Committee. Dr. Rubin was not selected pursuant to any arrangement or understanding between Dr. Rubin and any other person. In addition, Dr. Rubin is not a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Rubin will receive compensation for his board service as a non-employee director consistent with the Company’s director compensation program. On the date of his election to the Board, Dr. Rubin was granted a nonqualified stock option under the 2010 Plan to purchase 25,000 shares of the Company’s Common Stock with an exercise price of $3.33 per share, the closing price of the Company’s Common Stock on the Nasdaq Global Market on the grant date. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 6.25% of the shares underlying the option at the end of each three-month period thereafter, until the option is fully vested on the fourth anniversary of the grant date. Vesting is subject to Dr. Rubin’s continued service on the Board.

In addition, on June 3, 2010, Dr. Rubin entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that Dr. Rubin:

•

shall be indemnified by the Company against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding, other than an action by or in the right of the Company, brought against him by virtue of his position as a director if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

•

shall be indemnified by the Company against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that Dr. Rubin has been successful, on the merits or otherwise, he is required to be indemnified by the Company against all expenses, including attorneys’ fees, incurred in connection with defending any proceeding to the extent that the Company does not assume the defense of such proceeding. Expenses shall be advanced to Dr. Rubin, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, Dr. Rubin must give notice to the Company of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2005.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.

Amendment to Offer Letter of Executive Officer

On March 21, 2008, the Company entered into an offer letter agreement (the “Offer Letter”) with Dr. Mitchell Keegan, under which he served as Executive Director, Drug Development at an initial base salary of $225,000, subject to review as part of the Company’s performance review program. Under the terms of the Offer Letter, Dr. Keegan is entitled to receive four months severance benefits in the event of his termination without cause. The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of such Offer Letter, a copy of which is attached hereto as Exhibit 10.4.

On September 2, 2009, Dr. Keegan was promoted to Vice President, Development. On June 3, 2010, the Company entered into an amendment to the offer letter by and between the Company and Dr. Mitchell Keegan, an executive officer of the Company (the “Amendment”).

The Amendment provides that in the event the Company terminates Dr. Keegan’s employment without Cause or if Dr. Keegan resigns for Good Reason (each as defined in the Amendment), Dr. Keegan will receive: (1) his base salary accrued through the last day of employment; (2) continuation of his then base salary or a portion thereof for a period of six months; and (3) reimbursement from the Company for a portion of any COBRA premiums paid by Dr. Keegan for medical/dental insurance (collectively, the “Severance”) for a period of six months. In the event of a termination without Cause or a resignation by Dr. Keegan for Good Reason within twelve months after a change in control of the Company, Dr. Keegan will also be entitled to receive the Severance for a period of six months.

In addition, the Amendment provides that the Company will indemnify Dr. Keegan for claims arising in his capacity as the Company’s director or officer, or, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. If the claim is brought by the Company or on its behalf, the Company will not be obligated to indemnify Dr. Keegan if he is found liable to the Company, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case Dr. Keegan is fairly and reasonably entitled to be indemnified. In the event that the Company does not assume the defense of a claim against Dr. Keegan, the Company is required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Pursuant to the terms of the Amendment, the Company will require that any successor to its business assumes and agrees to perform the obligations of the Company under such Amendment.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the Company’s stockholders elected all of the director nominees, approved the 2010 Plan, approved the 2010 ESPP and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

The number of shares of the Company’s Common Stock present or represented by proxy and entitled to vote at the Annual Meeting was 63,512,694. The results of the votes on each of the matters presented to the stockholders at the Annual Meeting are set forth below:

Proposal 1: To elect two Class II directors, each for a term of three years:

Nominee	Votes for	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Joseph M. Davie	37,817,359	317,437	—	—	25,377,898
Daniel R. Passeri	37,817,119	317,677	—	—	25,377,898

Proposal 2: To approve the Company’s 2010 Stock Incentive Plan:

Votes for	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
32,466,420	—	5,548,969	119,407	25,377,898

Proposal 3: To approve the Company’s 2010 Employee Stock Purchase Plan:

Votes for	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
37,298,151	—	735,957	100,688	25,377,898

Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

Votes for	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
63,320,062	—	137,756	54,876	—

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: June 4, 2010	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement

10.2	Form of Nonstatutory Stock Option Agreement

10.3	Form of Restricted Stock Agreement

10.4	Offer Letter, dated March 21, 2008, between the Company and Mitchell Keegan

10.5	Amendment to Offer Letter, dated June 3, 2010, to the offer letter dated March 21, 2008, between the Company and Mitchell Keegan

99.1	Press Release dated June 4, 2010